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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Current Report on Form 8-K of DataWorks Corporation of our report dated February 19, 1997, with respect to the consolidated financial statements of Interactive Group, Inc., included in the Registration Statement (Form S-4 No. 333-33451) of DataWorks Corporation filed with the Securities and Exchange Commission.



San Diego, California
October 7, 1997